CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 885 to Registration Statement No. 333-122917 on Form N-1A of our report dated August 29, 2016, relating to the financial statements and financial highlights of The Altegris Mutual Funds (the “Funds”), comprising the Altegris Macro Strategy Fund, Altegris Futures Evolution Strategy Fund, and the Altegris Managed Futures Strategy Fund, appearing in the Annual Report on Form N-CSR of the Funds for the year ended June 30, 2016, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accountant" in the Prospectus and "Independent Registered Public Accounting Firm", “Policies and Procedures For Disclosure Of Portfolio Holdings”, and “Organization And Management Of Wholly-Owned Subsidiary” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

October 27, 2016